INTERNAL REVENUE SERVICE                        DEPARTMENT OF THE TREASURY
Pacific NorthWest Appeals Office                Western Region
Room 1117 M/S 0680
1220 SW Third Ave                               PERSON TO CONTACT:
Portland, OR 97204                                Gil Moss
                                                CONTACT PERSON ID#:
Date:  JUNE 18, 1999                              93-00666
                                                TELEPHONE NUMBERS:
                                                  (503) 326-5726
                                                  FAX (503) 326-4951
Daryl J. and Marta C. Kollman                   REFER REPLY TO:
6707 Amber Avenue                                 AP:PNW:PORGSM
Klamath Falls OR 97603                          TAXPAYER IDENTIFICATION No.:
                                                  ###-##-####
                                                TAX:
                            RECEIVED              Federal Income Tax
                                                TAX PERIOD(S) ENDED:
                         JUNE 18, 1999            1996, 1997
                    GREENE & MARKLEY, P.C.      IN RE:
                                                  Due Process Appeal (Tax Court)




CERTIFIED MAIL

                             NOTICE OF DETERMINATION
         CONCERNING COLLECTION ACTION(S) UNDER SECTION 6320 AND/OR 6330

     Dear Mr. & Mrs. Kollman:

     We have reviewed the proposed collection action for the period(s) shown above. This letter is your legal Notice of Determination, as required by law. A summary of our determination is stated below and the enclosed statement shows, in detail, the matters we considered at your Appeals hearing and our conclusions.

     If you want to dispute this determination in court, you must file a petition with the United States Tax Court for a redetermination within 30 days from the date of this letter.

     To get a petition form and the rules for filing a petition, write to:
Clerk, United States Tax Court, 400 Second Street, NW, Washington, D.C. 20217.

     The time limit for filing your petition is fixed by law. The courts cannot consider your case if you file late. If the court determines that you made your petition to the wrong court, you will have 30 days after such determination to file with the correct court.

     If you do not petition the court within the time frame provided by law, your case will be returned to the originating IRS office for action consistent with the determination summarized below and described on the attached pages.



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                                       -2-

Daryl J. and Marta C. Kollman


If you have any questions, please call the person whose name and telephone number are shown above.


                                          Sincerely,


                                          /s/ LES LUCAS
                                          ---------------------------------
                                          Les Lucas
                                          Associate Chief



SUMMARY OF DETERMINATION:

     Daryl and Marta Kollman ("the Kollmans") hereby propose to pay their income tax underpayments for the 1996 through 1998 years and any income tax deficiencies for 1993 through 1995 as set forth below. These tax liabilities shall hereinafter be collectively referred to as the "Tax Liabilities." This proposal shall hereinafter be referred to as the "Payment Proposal."

                                  I. BACKGROUND

     The Kollmans currently owe approximately $14,000,000(i) in federal income taxes for the 1996 and 1997 years. They estimate owing approximately $2,450,000 in additional income tax for the 1998 year. The IRS Exam Division has proposed adjustments for the 1993 through 1995 years that would result, if the IRS prevailed on all issues, in approximately $1,500,000 in additional federal tax. The Kollmans owe assessed Oregon income taxes for the 1997 year of approximately $1,450,000, and estimate a 1998 state income tax liability of $711,000.

     The foregoing tax liabilities total approximately $20,100,000. The Kollmans do not believe they owe this entire amount. The 1993 through 1995 federal income tax deficiencies are currently under Appeals consideration. The Kollmans believe that these deficiencies should be resolved for substantially less than the asserted amount.

     This year, the Kollmans succeeded in negotiating a securities transaction and related corporate loan that together, with related transactions, can satisfy their federal and state income tax liabilities. There will be an initial stock-for-stock exchange between the Kollmans and Humascan, Inc. ("Humascan"), a publicly traded corporation. In this exchange, the Kollmans will transfer the stock in their wholly owned corporations, the New Algae Company, Inc. and

----------

(1) Unless otherwise specified, all tax amounts reflected herein will incorporate tax, interest, and asserted penalties.


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                                       -3-

Daryl J. and Marta C. Kollman


the New Earth Company ("NAC/NEC") for stock of Humascan. The Kollmans will receive publicly tradable stock of Humascan in exchange for their closely held shares.

     Once the NAC/NEC businesses are held as subsidiaries of Humascan, Coast Business Credit, Inc. ("CBC") will loan NAC/NEC up to $15,000,000 (hereinafter, the "CBC Loan"). CBC has already issued a commitment letter and definitive documentation for this loan. The amount available will be based upon CBC's evaluation of NAC/NEC's assets and prospects. The Kollmans anticipate that approximately $2,000,000 of the loan proceeds will be used to pay off an encumbrance on NAC assets and stock held by Tad's Algae, Inc. The sum of $7,600,000 of the loan proceeds will be distributed to the Kollmans and paid towards the Tax Liabilities and the Kollmans' state income tax liabilities. Just prior to the exchange of the stock in NAC/NEC for Humascan stock, NAC/NEC will issue a note for $7,600,000 to the Kollmans as a dividend. NAC/NEC will also transfer title to the Rivers of Light Ranch to the Kollmans as a dividend. The Kollmans will receive the $7,600,000 loan proceeds from NAC/NEC as payment of this note, and immediately pay the proceeds towards their tax liabilities. The Kollmans will use approximately $2,100,000 of these funds to satisfy their 1997 and 1998 state income tax liabilities.

     CBC`s loan commitment letter conditions availability on several events, including: (a) conversion of NAC/NEC to a publicly traded corporation (the Humascan transaction will satisfy this provision); and (b) the IRS' subordination of its lien upon, and its unconditional forbearance of collection (except in the event of default as described herein) against, certain items of real and personal property the Kollmans own (hereinafter referred to as the "subordination properties"). The subordination properties are described on the attached Exhibit A.

     The Kollmans intend to pay the balance of the Tax Liabilities through sales of their Humascan stock. The Kollmans, however, must abide by the stock sale restrictions of the Securities Exchange Commission in doing so. Rule 144 of the Securities Exchange Commission limits the Kollmans, as majority shareholders and officers of the corporation, from freely selling their shares on public exchanges, and will generally limit them to sales of up to 1 % of the total outstanding shares of Humascan during each calendar quarter on a public exchange. The Kollmans can sell shares to securities dealers or retire stock with the corporation in transactions funded by third parties, but must meet various requirements and accept substantial discounts in the sales price when doing so. The Kollmans must be allowed wide discretion to determine how and when their shares are sold to obtain optimal prices and avoid depressing the market. The Kollmans ultimately propose to pay the balance of the Tax Liabilities (after payment of the initial $5,500,000 in 1999) in quarterly installments of $600,000 to 900,000 each.

     The IRS' cooperation in discharging the NAC/NEC stock from its tax liens and/or subordinating its liens is critical to the close of the securities and loan transactions. The Kollmans cannot close the stock exchange transaction without the discharge of the NAC/NEC stock. The Kollmans cannot bring the CBC loan into existence without a discharge of the


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                                       -4-

Daryl J. and Marta C. Kollman


Subordination Property (or subordination of the tax liens thereon and a promise of unconditional forbearance). Should the IRS refuse or unduly delay the issuance of the necessary certificates, the transactions may collapse and injure the interests of the IRS, the Kollmans, and all other involved parties. The Kollmans have spent a year exploring and negotiating the securities and loan transactions. It is much less than clear that an equivalent opportunity will be found if the current transactions do not close.

                              II. PAYMENT PROPOSAL

     1. 1999 PAYMENT FROM LOAN PROCEEDS. The Kollmans will pay $5,500,000 to the IRS within 10 days of the date the CBC loan is funded. The $5,500,000 payment shall first be applied against the Kollmans' income tax for 1998. The balance of this payment shall then be applied towards the 1997 tax.

     2. SUBSEQUENT INSTALLMENT PAYMENTS. The Kollmans will make an initial installment payment to the United States Treasury on or before January 31, 2000, equal to the amount realized from a sale under Rule 144 of 1 % of the Humascan shares outstanding during the last calendar quarter of 1999, less: (a) costs of sale (including, without limitation, fees and commissions incurred in connection with the sale); and (b) a reserve for state and federal capital gains tax. The Kollmans will provide the IRS an accounting of the shares sold, amount realized, sales expense, and gains tax computation within 30 days after each sale. The Kollmans will fund the reserve for capital gains tax within 30 days after each sale. The funds held in the capital gains reserve account may be withdrawn only to pay capital gains tax.

     Thereafter, and by the last day of the month following the end of each succeeding calendar quarter, the Kollmans will pay the IRS:

          (a) not less than $600,000 for the first quarter of 2000, through the second quarter of 2001; then

          (b) Not less than $900,000 for each quarter thereafter until the Tax Liabilities are paid.

     The payments made by the Kollmans towards the Tax Liabilities will be applied first to the balance in tax due for 1997, then to the balance in tax due for 1996, and then to any deficiencies for 1993 through 1995.

     The Kollmans will generate most of the funds through sales of stock, and shall bear unfettered discretion to determine the method and timing of the sales. Should the Kollmans choose to pay the IRS more than the required amount as described above for a particular quarter, the excess payment amount over the required amount shall be deemed a credit against the payment due for the following quarter and as many succeeding quarterly payments as may be accounted for by the amount paid. A $2,000,000 payment for a quarter for which $900,000 is due, for example, will relieve the Kollmans of the obligation to make the next quarter's


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                                             -5-

Daryl J. and Marta C. Kollman


$900,000 installment payment, and will reduce the amount due for the quarter thereafter to $700,000.

     3. ESCROW OF STOCK. The Humascan stock issued to the Kollmans shall be physically held by West Coast Trust Co., Inc. ("WCT"), or such successor to WCT as elected by the Kollmans and approved by the IRS, until the Tax Liabilities are paid. As set forth in the separate Pledge and Escrow Agreement executed between WCT, the Kollmans, and the IRS, WCT shall hold all shares of the Kollmans' Humascan stock for the period the Kollmans are making payments to the IRS under this payment proposal, and shall not release any shares unless:

          a. The Kollmans present to WCT a copy of a lien discharge certificate issued by the IRS that discharges a specific number of shares to the Kollmans for the purpose of sale or other disposition, as discussed below in section 4a and 4b of this proposal. In such event, WCT shall serve as the escrow agent for the sales or other dispositions of the shares, and shall distribute the proceeds of sale or other disposition and administer the certificates of stock in the manner prescribed by the Pledge and Escrow Agreement;

          b. The Kollmans or the IRS present to WCT a letter from the IRS verifying that the Tax Liabilities have been paid in full. In such event, WCT will release all shares of Humascan stock it then holds to the Kollmans, and WCT's obligations under the Pledge and Escrow agreement shall be terminated;

          c. The IRS advises WCT in writing that a default as defined in section III.E. of this Payment Proposal has occurred, and the IRS levies upon or seizes the Kollmans' Humascan stock. In such event, WCT will release the stock it then holds to the IRS within 21 days after receipt of the levy or seizure notice;

          d. The IRS authorizes in writing a release of stock to the Kollmans for any other reason; or

          e. WTC is required to deliver the stock to the Kollmans or some other person by order of a court or other compulsion of law.

     4. TAX COMPLIANCE. During the periods while the Kollmans are required to make payments under this payment proposal, the Kollmans shall timely file all income tax returns (with consideration of valid extensions), and pay all taxes due. An uncured breach of any tax reporting or payment requirement for current taxes during the period of this Proposal will be deemed a default of this Proposal.

     5. THE KOLLMANS' RIGHT TO MAKE OTHER OR ALTERNATE PAYMENTS. Throughout the term of this Payment Proposal, the Kollmans may, but shall not be required to, liquidate such property, or engage in such transactions, as will result in timely payment of sums that are, at minimum, equal to the payments the IRS would receive from the sales of stock discussed


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                                             -6-

Daryl 3. and Marta C. Kollman


above. The IRS shall issue any certificates of discharge necessary for closure of such sales or transactions within 30 days after receipt of a written request therefore, if the IRS is assured receipt of the net proceeds of the sale or transaction. For purposes of this paragraph; "net proceeds" means the amount realized from the sale or other transaction, less the costs of sale and commissions or fees associated therewith, and less an appropriate reserve for capital gains or other state and federal taxes that arise out of the sale or transaction. The IRS shall grant reasonable consideration of any requests for relief from liens if the Kollmans propose a sale or other transaction with distribution of any proceeds to persons or entities other than the IRS.

                 III. AGREEMENTS OF THE INTERNAL REVENUE SERVICE

     To facilitate the closing of the Humascan stock exchange and the CBC loan, the IRS agrees to the following.

     A. CERTIFICATES OF DISCHARGE. The Internal Revenue Service shall issue certificates of discharge under ss. IRC 6323(b) for the following items of property respecting all perfected and unperfected liens the IRS holds:

      i.  The Kollmans' NAC and NEC stock; and

     ii. The Kollmans' Humascan stock, in the manners and under the conditions described below.

     The certificate of discharge respecting the NAC/NEC stock will be issued under IRC 6325(b)(3). To facilitate close of the stock exchange, the IRS will tender the certificate of discharge for the NAC/NEC stock to Jeffrey, M. Wong, Esquire, of Greene & Markley ("G&M') promptly after acceptance of this proposal and upon G&M's written certification that, except as otherwise agreed to in writing between the IRS and the Kollman or as required by court order or other compulsion of law: (i) the certificate of discharge shall only be released from his possession to facilitate the stock exchange; and (ii) he will arrange his personal receipt of the Humascan shares, upon receipt, will deliver the shares directly to WCT as soon as possible for WCT to hold under the Pledge and Escrow Agreement.

     To facilitate sales of the Kollmans' Humascan stock for payment of the Tax
Liabilities:

          a. The IRS agrees to issue certificates of discharge under IRC ss. 6325(b) to the Kollmans at least once during or for each calendar quarter until the Tax Liabilities are paid, that discharge specified numbers of Humascan shares from the federal tax liens, upon receipt from the Kollmans (or their authorized representatives) of written certification that: (i) states the Kollmans may lawfully sell and propose to sell Humascan stock on a public exchange under Rule 144; and (ii) specifies the number of Humascan shares to be sold. The IRS shall issue its first such certificate of discharge on or before October 1, 1999, and shall issue all subsequent discharge certificates sale within fifteen days after written certification is delivered to the IRS. The IRS shall

Daryl 3. and Marta C. Kollman


     freely issue these certificates of discharge unless a default of this Payment Proposal has occurred and has not been cured. The IRS shall further take such additional, reasonable actions as may be necessary or appropriate to facilitate the Kollmans liquidation of stock on the public exchanges for payment of the Tax Liabilities; and

          b. The IRS additionally agrees to issue certificates of discharge under IRC ss. 6325(b) to the Kollmans or to WCT, as requested by the Kollmans, that discharge further shares of Humascan stock for non-public sales to dealers or other transactions that will result in the conversion of the Kollmans' Humascan holdings to cash for payment of the Tax Liabilities. The Kollmans shall make such request for additional discharges of stock in writing, specifying:

            (i) the number of shares to be discharged;

           (ii) the nature of the transaction contemplated and the names, addresses, and phone numbers of the parties thereto;

          (iii) the sums in cash the Kollmans anticipate the IRS will receive from the discharge; and

           (iv) an estimate of the date the IRS will receive payment.

     The IRS agrees to issue such additional certificates of discharge within 15 days after such requests have been made, so long as:

     (1) sufficient information has been given to the IRS to verify the existence of the proposed transaction; and

     (2) the net proceeds of the transaction will be paid to the IRS in satisfaction of the Tax Liabilities or other federal income tax liabilities of the Kollmans. For purposes of this paragraph, "net proceeds" means the total amount realized by the Kollmans from the discharged shares of Humascan stock, less all costs of sale, commissions and other fees, an appropriate reserve for federal and state capital gains tax, and any amounts the IRS agrees to allow the Kollmans to receive.

     B. CERTIFICATE OF SUBORDINATION AND AGREEMENT TO FOREBEAR. The Internal Revenue Service agrees to issue a Certificate of Subordination under IRC ss. 6325(d) respecting the Subordination Properties, that assures CBC of priority over all liens for the Tax Liabilities for the CBC Loan, and all subsequent and future advances made by CBC under the CBC Loan. The IRS further agrees to forbear any administrative or judicial acts to enforce or foreclose any liens for the Tax Liabilities against the Subordination Properties during the period that any portion of the CBC Loan remains unpaid, unless CBC has already commenced foreclosure proceedings or the Subordination Properties have become assets of a Title 11 estate or receivership. An event of default by the Kollmans shall not abrogate or reduce this

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                                       -8-

Daryl J. and Marta C. Kollman


commitment by the IRS to forbear with regard to the Subordination Properties. The IRS further agrees to issue such future certificates of subordination as may become appropriate or necessary under a refinancing or other replacement of CBC as NAC/NEC's lender, so long as the IRS' security position with regard to assets owned by the Kollmans is not impaired.

     C. TEMPORARY FORBEARANCE FROM LIEN FILINGS. The IRS shall not file any notices of tax lien for the 1997 income tax due from the Kollmans until the Humascan stock and CBC loan transactions have closed. The IRS may thereafter file notices of tax lien for any liabilities due from the Kollmans as provided by applicable law.

     D. FORBEARANCE UPON LEVY. The IRS shall not levy, foreclose, or sue for collection of any of the Tax Liabilities during any period the Kollmans are not in default of this Payment Proposal or any modification of this Proposal.

     E. DEFINITION OF DEFAULT AND NOTICE OF BREACH. For purposes of this Payment Proposal, a default shall constitute the failure by the Kollmans to cure a breach of any obligation due from them under this Payment Proposal within 30 days written notice by the IRS of such breach, or the failure by the Kollmans to establish that no breach occurred within the same 30 days. Notice of an alleged breach shall be delivered or mailed certified to the Kollmans at 1300 Main Street, Klamath Falls, OR 97601 (or such replacement address as the Kollmans may designate in writing to the IRS Appeals Office bearing responsibility for this case), and to all representatives of record for the Kollmans at the time notice is issued. Sections 7502 and 7503 of Title 26 shall apply regarding computation of the 30 day period. The assessment of an income tax deficiency against the Kollmans for any year shall not constitute a breach. The Kollmans' cure of a default after 30 days written notice of breach shall reinstate the rights and obligations of the Kollmans and the IRS under this Payment Proposal.

     F. REDUCTION OF FAILURE TO PAY PENALTIES. The accrual rate of the penalties for failing to pay tax under IRC ss. ss. 6651(a)(2) or (3) shall be reduced to
 .25% per month as provided by law. Nothing, however, in this paragraph or payment proposal, or the IRS acceptance of this payment proposal, shall be construed to limit or impair the Kollmans' right to contest any failure to pay penalties or other penalties charged, assessed, or asserted by the IRS as provided by law.

     G. REASONABLE RECONSIDERATION. The Appeals Office will retain jurisdiction over this payment proposal and shall grant reasonable consideration to any requests for modification. The Kollmans shall bear such rights to appeal any refusal by Appeals to reconsider or agree to requested modifications to the United States Tax Court as provided by applicable law.

     H. RELEASES OF LIENS. The IRS will issue certificates of release of lien under IRC ss. 6325(a) as each of the Tax Liabilities are satisfied, within 30 days of the Kollmans' completion of payment for each tax period and the Kollmans' written request therefore.



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                                             -9-

Daryl J. and Marta C. Kollman


     I. TERMINATION OF THIS PAYMENT PROPOSAL. Upon the Kollmans' satisfaction of the Tax Liabilities, the IRS will issue the Kollmans a letter stating that the Tax Liabilities have been paid, and their duties under this Payment Proposal have terminated.

     1. CONTINUING AGREEMENT. The terms of this agreement shall be binding upon all executors, administrators, conservators, and other parties who receive property from one or both of the Kollmans due to death or incapacity. This agreement shall be binding upon each of the Kollmans in the event of divorce except that: 1) the amounts due each quarter to the IRS shall not be altered; and (2) a default of one spouse on current tax obligations after commencement of divorce proceedings shall not constitute a default by the other.

     K. EXAMINATION OF RETURNS. Nothing in this agreement shall be deemed to preclude the IRS's examination of any return or taxable period of the Kollmans as permitted by law.

     L. EXTENSION OF THE STATUTE OF LIMITATIONS. If any portions of the Tax Liabilities have not been paid by the ninth anniversary of the respective tax assessments, the IRS may request, in writing, the Kollmans agreement to an extension of the collection limitations period for the particular liability or liabilities for the shorter of (a) five years, or (b) the limitations period extension then allowed by law. The Kollmans shall agree to any extensions requested under this paragraph.


                                          /s/ LES LUCAS
                                          ---------------------------------
                                          Les Lucas
                                          Associate Chief


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                                      -10-


Daryl J. and Marta C. Kollman


EXHIBIT A

PROPERTIES LIENED BY COAST BUSINESS CREDIT FOR COLLATERAL


Address                              Description
-------                              -----------

537 Northern Heights                 Shipping Facility - Lots 9, 10, 11, 12, 13

2977 Century Ct.                     Order Operations Building - Lots 5, 6

Lot 14                               Vacant Land - College Industrial Park

Section 17 Land                      Vacant Land - College Industrial Park

1400 S. 6th                          Warehouse Facility

661 Spring/254 Market                Harvest

1340 S. 6th                          Freezing Facility

1350 S. 6th                          Freezing Facility

1360 S. 6th                          Production Offices/Bottling Line

1410 S. 6th                          Maintenance Department


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                                      -11-

Daryl J. and Marta C. Kollman


ATTACHMENT:

     Pursuant to section 6330 of the Internal Revenue Code and Temp. Treas. Reg. 301.6330-1T, the following findings have been made:

        (i) Based on information in the administrative file, the requirements of applicable law, regulations, and administrative procedures have been met;

        (ii) All issues raised by the taxpayers are resolved through the installment payment agreement; and,

       (iii) The installment payment agreement balances the interest of the Internal Revenue Service in the efficient collection of the tax with the taxpayers' concern that the efficient collection of their taxes be no more intrusive than necessary.


                                          /s/ LES LUCAS
                                          ---------------------------------
                                          Les Lucas
                                          Associate Chief


cc: G. Goldstein, Esquire
    J.Wong, Esquire